Filed Pursuant to Rule 424(b)(5)
Registration No. 333-157020

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 26, 2009

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 29, 2009)

1,300,000 Shares

Common Stock

This prospectus supplement relates to the sale of up to an aggregate of 1,300,000 shares of our common stock, par value $0.01 per share, to member firms of the multi-lateral trading facility operated in Europe by our subsidiary NASDAQ OMX Europe Limited, or NEURO, as part of our NEURO equity investment program.

We intend to grant options to certain member firms in our NEURO platform under our NEURO equity incentive program. We may offer the shares from time to time at the applicable option exercise price determined under our NEURO equity investment program as described in the section entitled “Description of Our NEURO Equity Investment Program” beginning on page S-6. The exercise price for the options will be equal to the closing market price of our common stock on the grant date of the options.

The amount of net proceeds that we receive from this offering of our common stock will depend upon the exercise of options granted under our NEURO equity investment program. The number of options exercised under our NEURO equity investment program depends upon (i) the exercise price for the options, (ii) the satisfaction of the vesting requirements of the options and (iii) the fair market value of our common stock once the options have vested. We intend to use any proceeds from this offering for general corporate purposes unless otherwise specified in a subsequent prospectus supplement.

The shares of our common stock are listed on The NASDAQ Stock Market under the symbol “NDAQ.” On May 22, 2009, the last reported sale price of our shares was $19.39 per share.

Investing in our common stock involves risks. See the “Risk Factors” section on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is             , 2009.

Prospectus Supplement

Prospectus

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

GENERAL NOTICE TO ALL RECIPIENTS

This communication does not constitute an offer to buy or an offer to sell any investment product or any other asset, and no expression of interest in any matter related to this communication will be accepted from any person or persons, in any jurisdiction in which such acceptance is unlawful. In those jurisdictions where the securities, blue sky or other laws require this communication to be made by a licensed broker or dealer and the communicator or any of its affiliates is such a licensed broker or dealer in such jurisdictions, this communication may be deemed to be made, in such jurisdictions, subject to compliance with applicable law, and no such communication is being made in any jurisdiction where this communication is not permitted by applicable law.

The distribution of this communication in certain jurisdictions may be restricted by law. Persons into whose possession this communication comes are required by the communicator to inform themselves about, and to observe, any such restrictions.

If you are in any doubt as to the action you should take, you are recommended to seek your own financial and legal advice, including as to any tax consequences, immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial or legal adviser.

The communicator does not accept any responsibility or liability as to the accuracy or completeness of any information contained in this communication or any other information relating to this communication.

THIS COMMUNICATION IS NOT BEING MADE TO THE PUBLIC WITHIN ANY JURISDICTION OUTSIDE THE UNITED STATES. BY ACCEPTING DELIVERY OF THIS COMMUNICATION, YOU AGREE NOT TO MAKE, DIRECT OR DISTRIBUTE THIS COMMUNICATION DIRECTLY OR INDIRECTLY TO THE PUBLIC OUTSIDE THE UNITED STATES.

In relation to each Member State of the European Economic Area which has implemented the European Council Directive 2003/71/EC (“Prospectus Directive”) (each, a “Relevant Member State”), the communicator has not made and will not make any communication of the matters referred to in this communication to the public in that Relevant Member State except that it may make this communication:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

NOTICE TO INVESTORS IN AUSTRIA

This communication is made in Austria only in accordance with the provisions of the Banking Act, the Securities Supervision Act of Austria (Bankwesengesetz and Wertpapieraufsichtsgesetz) and any other applicable Austrian law. This communication does not relate to anything that has been admitted to public offer in Austria under the provisions of the Capital Markets Act or the Investment Fund Act or the Exchange Act (Kapitalmarktgesetz, Investmentfondsgesetz or Börsengesetz). Consequently, in Austria, this communication is not made or directed to the public in Austria and will only be made or directed to a limited group of persons within the scope of their professional activities.

NOTICE TO INVESTORS IN BELGIUM

This communication and any other documents or materials relating to this communication are not intended to constitute a public offer in Belgium. This communication is not being made and will not be made, directly or indirectly, to the public in Belgium. This communication and any other documents or materials relating to this communication have not been and will not be notified to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances/Commissie voor het Bank, Financie en Assurantiewezen) and neither this communication nor any other documents or materials relating to this communication have been, or will be, approved by the Belgian Banking, Finance and Insurance Commission. Accordingly, any matters relating to this communication may not be advertised (either directly or indirectly) and neither this communication nor any related documents or materials may be distributed or made available in Belgium other than to qualified investors, as defined in article 10 of the Law of 16 June 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market, acting for their own account.

NOTICE TO INVESTORS IN DENMARK

This communication has not been filed with or approved by any authority in the Kingdom of Denmark. Nothing referred to in this communication may be offered, sold or delivered directly or indirectly in the Kingdom of Denmark, unless in compliance with the Danish Act on Trading in Securities and the Danish Executive Order No. 166 of 13 March 2003 on the First Public Offer of Certain Securities issued pursuant hereto as amended from time to time.

NOTICE TO INVESTORS IN FRANCE

This communication is not being made, directly or indirectly, to the public in the Republic of France (‘France’). Neither this communication nor any other documents or materials relating to this communication have been or will be distributed to the public in France, and only qualified investors (investisseurs qualifiés) acting for their own account, other than individuals, as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code Monétaire et Financier, are eligible to participate in the matters referred to in this communication. This communication has not been and will not be submitted to or approved by the Autorité des Marchés Financiers and this communication may only be distributed to the public in France in accordance with the applicable laws (appel public à l’épargne and, as from 1 April 2009, offre au public de titres financiers) which are in particular embodied in Article L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Code monétaire et financier).

NOTICE TO INVESTORS IN GERMANY

This communication is subject to restrictions provided in the German Securities Trading Act (Wertpapierhandelsgesetz - ‘WpHG’) and any other laws of Germany governing the issue, offering and sale of securities. No German securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act has been or will be published with respect to the matters referred to in this communication. Neither this communication nor any other documents or materials relating to this communication have been or will be distributed to the public in Germany and only professional investors (as defined in section 31a (2) of the WpHG) or (ii) a qualified counterparty (as defined in section 31a (4) of WpHG) are eligible to participate in any matters referred to in this communication.

NOTICE TO INVESTORS IN IRELAND

The distribution of this communication in certain jurisdictions may be restricted by law. Persons into whose possession this communication (or any part hereof) comes are required by the communicator to inform themselves about, and to observe, any such restrictions. Neither this communication nor any part hereof constitutes an offer of, or an invitation by or on behalf of the communicator to subscribe for or purchase any investment product or other asset, nor may any part hereof be used for or in connection with any solicitation by, any person in any jurisdiction or in any circumstances in which such solicitation is not authorized or to any person to whom it is unlawful to make such solicitation. For a further description of certain restrictions on the making, directing or distribution of this communication (or any part hereof), please consult a qualified legal advisor.

NOTICE TO INVESTORS IN ITALY

This communication has not been registered pursuant to Italian securities legislation and, accordingly, no matter referred to in this communication will be offered, sold or delivered, nor may copies of this communication or of any other document relating to this communication be distributed in the Republic of Italy, except:

(i)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and the relevant implementing CONSOB regulations, as amended from time to time, and in Article 2 of Directive No. 2003/71/EC of 4 November 2003; or

(ii)	in other circumstances which are exempted from the rules pursuant to Article 100 of the Financial Services Act and Article 33, first paragraph, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (Regulation No. 11971).

Any distribution of copies of this communication or any other document relating to this communication in the Republic of Italy under (i) or (ii) above must be:

(a)	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)	in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

NOTICE TO INVESTORS IN LUXEMBOURG

This communication is not made or directed to the public in the Grand Duchy of Luxembourg, directly or indirectly, and neither this communication nor any other material relating to this communication may be distributed, or otherwise made available in, or from or published in, the Grand Duchy of Luxembourg. This communication does not constitute a public offer of securities to the public pursuant to the provisions of the Luxembourg Act dated 10 July 2005 relating to prospectuses for securities.

NOTICE TO INVESTORS IN PORTUGAL

This communication is not being made, directly or indirectly, to the public in Portugal. This communication has not been and will not be registered with or approved by the Portuguese Stock Market Commission (Comissão do Mercado de Valores Mobiliários). In connection with this communication, (i) no action will be taken in circumstances which could qualify as a public offer pursuant to the Portuguese Securities Code (Código dos Valores Mobiliários, ‘CVM’) and (ii) this communication is not addressed to non-qualified investors. This communication is intended for Qualified Investors (as defined in Article 30 of the CVM) only.

NOTICE TO INVESTORS IN SPAIN

This communication has not been approved or registered in the administrative registries of the Spanish Securities Markets Commission (Comisión Nacional del Mercado de Valores). Accordingly, this communication may not be made, directed or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of article 30bis of the Spanish Securities Market Law of 28 July 1988 (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and Royal Decree 1310/2005 of 4 November 2005 (Real Decreto de 4 de noviembre) and supplemental rules enacted thereunder or in substitution thereof from time to time.

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NOTICE TO INVESTORS IN SWEDEN

This communication has not been and will not be registered with the Swedish Financial Supervisory Authority. Accordingly, this communication may not be made available in Sweden other than in circumstances which are deemed not to be an offer to the public in Sweden under the Financial Instruments Trading Act (1991:980).

NOTICE TO PERSONS IN THE UNITED KINGDOM

In the United Kingdom, this financial promotion is being distributed only to, and is directed only at, persons who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive and (i) who are investment professionals in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Acts 2000 (the “FSMA”) (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This financial promotion must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. The relevant investments are only available to, and any investment or investment activity to which this financial promotion relates is available only to, relevant persons and will be engaged in only with such persons.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and documents incorporated by reference into this prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. These include, among others, statements relating to:

•	our 2009 outlook;

•	the scope, nature or impact of acquisitions, dispositions, investments or other transactional activities;

•	the integration of our recently acquired businesses, including accounting decisions relating thereto;

•	the effective dates for and expected benefits of ongoing initiatives;

•	the cost and availability of liquidity; and

•	the outcome of any litigation and/or government investigation to which we are a party and other contingencies.

Forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	our operating results may be lower than expected;

•

our ability to successfully integrate our recently acquired businesses, including the fact that such integration may be more difficult, time consuming or costly than expected and our ability to realize synergies from business combinations and acquisitions;

•	loss of significant trading volume or listed companies;

•	covenants in our credit facilities, indentures and other agreements governing our indebtedness which may restrict the operation of our business;

•	economic, political and market conditions and fluctuations, including interest rate and foreign currency risk, inherent in U.S. and international operations;

•	adverse global economic and credit conditions;

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•	government and industry regulation; and

•	adverse changes that may occur in the securities markets generally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and risk resulting from such uncertainty in connection with any forward-looking statements that we make. These risk factors are more fully described under the caption Part I. “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. Except as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents. The first part is a prospectus supplement, which describes the terms of this offering of our common stock. The second part is the accompanying prospectus dated January 29, 2009, which contains and incorporates by reference important business and financial information about us and other information about the offering. However, since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. Under the purchase method of accounting, Nasdaq was treated as the accounting and legal acquirer in this business combination. As such, Nasdaq is the predecessor reporting entity of NASDAQ OMX and the results of operations of OMX are only included in NASDAQ OMX’s consolidated results of operations from February 27, 2008.

Throughout this prospectus, unless otherwise specified:

•	“NASDAQ OMX,” “we,” “us” and “our” refer to The NASDAQ OMX Group, Inc.

•	“Nasdaq” refers to The Nasdaq Stock Market, Inc., as that entity operated prior to the business combination with OMX.

•	“The NASDAQ Stock Market” refers to the registered national securities exchange operated by The NASDAQ Stock Market LLC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information related to our business. Since it is a summary, this section may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings under the Securities Exchange Act of 1934 incorporated by reference in this prospectus supplement. You should also read our “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” financial statements and the accompanying notes in those annual and quarterly reports, all of which are incorporated by reference, before making an investment decision.

THE NASDAQ OMX GROUP, INC.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. NASDAQ OMX operates, through its subsidiaries, The NASDAQ Stock Market, NASDAQ OMX PHLX, NASDAQ OMX BX, The NASDAQ Options Market and The NASDAQ OMX Futures Exchange in the United States. In Europe, NASDAQ OMX operates exchanges in Stockholm (Sweden), Copenhagen (Denmark), Helsinki (Finland) and Iceland as NASDAQ OMX Nordic and exchanges in Tallinn (Estonia), Riga (Latvia) and Vilnius (Lithuania) as NASDAQ OMX Baltic. In addition, NASDAQ OMX operates NASDAQ OMX Europe and NASDAQ OMX Commodities. NASDAQ OMX also operates certain other related businesses through other subsidiaries.

NASDAQ OMX is a leading global exchange group that, through its subsidiaries, provides securities listing, trading and data products and services and market technology solutions. NASDAQ OMX has operations around the world, spanning developed and emerging markets. Its global offerings include trading across multiple asset classes, capital formation solutions, financial services and exchanges technology, market data products, and financial indexes.

NASDAQ OMX’s revenue sources are diverse and include revenues from transaction services, market data products and services, broker services, listing fees, insurance products, shareholder, directors and newswire services, financial products and market technology. The NASDAQ Stock Market is the largest electronic equity securities market in terms of share value traded.

Corporate Information

We are incorporated in Delaware. Our executive offices are located at One Liberty Plaza, New York, New York, 10006 and our telephone number is (212) 401-8700. Our website is http://www.nasdaqomx.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered(1)	Up to 1,300,000 shares of our common stock.

Use of proceeds	The amount of net proceeds that we receive from this offering of our common stock will depend upon the exercise of options granted under our NEURO equity investment program. The number of options exercised under our NEURO equity investment program depends upon (i) the exercise price for the options, (ii) the satisfaction of the vesting requirements of the options and (iii) the fair market value of our common stock once the options have vested. We intend to use any proceeds from this offering for general corporate purposes unless otherwise specified in a subsequent prospectus supplement.

Risk factors	Before investing in our common stock, you should carefully read and consider the information set forth under the heading “Risk Factors” on page 3 of the accompanying prospectus and in our Annual Report on Form 10-K, our Quarterly Reports filed on Form 10-Q and other filings under the Securities Exchange Act of 1934, which are incorporated by reference in this prospectus supplement.

Determination of offering price	We may offer the shares from time to time at the applicable option exercise price determined under our NEURO equity investment program. The exercise price for the options will be equal to the closing market price of our common stock on the grant date of the options.

Listing	Our common stock currently trades on The NASDAQ Stock Market under the ticker symbol “NDAQ.”

(1)	The number of shares of our common stock being offered is subject to adjustment as a result of any stock dividends, subdivisions, splits, combinations, reverse splits, reclassifications, reorganizations, consolidations or mergers.

USE OF PROCEEDS

The amount of net proceeds that we receive from this offering of our common stock will depend upon the exercise of options granted under our NEURO equity investment program. The number of options exercised under our NEURO equity investment program depends upon (i) the exercise price for the options, (ii) the satisfaction of the vesting requirements of the options and (iii) the fair market value of our common stock once the options have vested. We intend to use any proceeds from this offering for general corporate purposes unless otherwise specified in a subsequent prospectus supplement.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has been traded on The NASDAQ Stock Market (formerly The Nasdaq National Market) since February 10, 2005, under the ticker symbol “NDAQ.”

The following chart lists the quarterly high and low sales prices for shares of our common stock for the periods presented. These prices are between dealers and do not include retail markups, markdowns or other fees and commissions and may not represent actual transactions. On May 22, 2009, the last reported sale price of our shares was $19.39 per share.

	High	Low
Fiscal 2009
Second quarter (through May 22, 2009)	$22.61	$17.51
First quarter	26.74	18.35
Fiscal 2008
Fourth quarter	$34.88	$14.96
Third quarter	38.81	22.76
Second quarter	42.29	26.47
First quarter	49.90	34.75
Fiscal 2007
Fourth quarter	$50.47	$37.65
Third quarter	39.00	28.48
Second quarter	34.96	29.05
First quarter	37.45	26.57

Our credit facilities restrict our ability to pay dividends. Before our credit facilities were in place, it was not our policy to declare or pay cash dividends on our common stock.

DESCRIPTION OF OUR NEURO EQUITY INCENTIVE PROGRAM

We intend to grant options to certain member firms in our NEURO platform under our NEURO equity incentive program. NEURO member firms route and execute buy and sell orders through our NEURO trading platform. We will grant options to member firms which we determine, in our sole discretion, to be “qualifying participants” in the NEURO equity incentive program. The primary criterion that we will use to select qualifying participants will be the contribution by a member firm to NEURO’s market share in Europe. This will also be the primary criterion that we use to determine the number of options we grant to each qualifying participant.

We currently expect to grant options under the program to qualifying participants in or around both August 2009 and December 2009. We may grant up to 500,000 options in or around August 2009 in the event that NEURO reaches specific thresholds relating to market share in Europe in securities that are traded on NEURO or market share in securities whose primary listing is on the London Stock Exchange, NYSE Euronext or the Deutsche Borse (with the relevant calculation to be made separately for each of the three). Member firms will be required to achieve a minimum threshold of contribution to market share in order to qualify for the NEURO equity incentive program. We will determine the number of options granted to each qualifying participant on the applicable grant date based upon its relative contribution to NEURO’s market share during the three-month period prior to the grant date. Only NEURO traded securities will be included in the calculation of NEURO’s market share in Europe.

If the first grant of options is successful, as defined by a measurable increase in individual participation in NEURO by member firms and/or an overall increase in relative market share of NEURO as compared to its performance prior to the launch of the options program, then we, in our sole discretion, may choose to implement a second grant of up to 800,000 options with a grant date in or around December 2009. The terms of the second grant will be determined after evaluating the success of the criteria under the first grant.

Each option will be exercisable for one share of our common stock at an exercise price equal to the closing market price of our common stock on the grant date. Subject to the conditions discussed below, options will vest six months after the grant date and will expire 12 months after vesting. As a condition to vesting, the qualifying participant must maintain an average contribution to NEURO’s market share during the vesting period that is equal to or greater than such qualifying participant’s contribution during the three-month period prior to the applicable grant date. If a qualifying participant’s contribution declines during the vesting period, then the number of options which will vest at the end of the vesting period will be reduced on a pro rata basis. If a qualifying participant’s contribution decreases by 50% during the vesting period, then none of the qualifying participant’s options will vest.

We are not selling any options under this program. All options under this program will be granted free of charge to qualifying participants. No qualifying participant will be one of our directors, executive officers or affiliates. Accordingly, we do not intend to file a registration statement with the Securities and Exchange Commission with respect to the options to be granted under the NEURO equity incentive program.

PLAN OF DISTRIBUTION

We are offering up to an aggregate of 1,300,000 shares of our common stock directly to certain member firms of our NEURO platform in the form of options to purchase our common stock. We will grant options to qualifying participants as part of our NEURO equity investment program described above under “Description of Our NEURO Equity Incentive Program.”

The option holders will act independently of us in making decisions with respect to the timing and size of option exercises. The market price for our common stock may be less than the exercise price of the options.

We estimate the expenses for this offering to be approximately $80,000.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is quoted on The NASDAQ Stock Market under the trading symbol “NDAQ.”

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2008;

•	those portions of our definitive Proxy Statement for the 2009 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

•	our Current Reports on Form 8-K filed on February 26, 2009 (with respect to the resignation of our chief financial officer), March 12, 2009 and April 16, 2009; and

•	the description of our common stock contained in our Current Report on Form 8-K, which we filed with the SEC on November 8, 2007.

All documents and reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed incorporated into this prospectus supplement.

You should only rely on the information contained in this prospectus supplement, the prospectus and the documents incorporated by reference. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later will automatically supersede the information in this prospectus supplement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents to: Investor Relations, The NASDAQ OMX Group, Inc., One Liberty Plaza, New York, New York 10006, (212) 401-8700, email: investor.relations@nasdaqomx.com.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered under this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of The NASDAQ OMX Group, Inc. appearing in The NASDAQ OMX Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2008 (including schedules appearing therein), and the effectiveness of The NASDAQ OMX Group, Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Preferred Stock, Common Stock, Warrants, Depositary Shares, Purchase Contracts and Units

We from time to time may offer:

•	Shares of our preferred stock;

•	Shares of our common stock;

•	Warrants to purchase equity securities;

•	Depositary shares;

•	Purchase contracts; and

•	Units, comprised of two or more of any of the securities referred above, in any combination;

together or separately, in amounts, at prices and on terms that we will determine at the time of the offering. In addition, certain selling stockholders to be identified in a prospectus supplement may offer and sell our common stock.

Specific terms of these securities will be provided in one or more supplements to this prospectus.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We, or any selling stockholders, may offer and sell the securities directly to you, through agents, underwriters or dealers. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any agents, underwriters or dealers involved in the offering and any applicable fees, commissions or discount arrangements. The net proceeds we expect to receive from sales will be set forth in the prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the trading symbol “NDAQ.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 3.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2009.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process (i) we may sell any combination of the securities described in this prospectus in one or more offerings, and (ii) the selling stockholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our securities. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we, or the selling stockholders, as the case may be, offer our securities, we or the selling stockholders, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.nasdaqomx.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ), which was completed on February 27, 2008. Under the purchase method of accounting, Nasdaq was treated as the accounting and legal acquirer in this business combination. As such, Nasdaq is the predecessor reporting entity of NASDAQ OMX and the results of operations of OMX are only included in NASDAQ OMX’s consolidated results of operations from February 27, 2008.

Throughout this prospectus, unless otherwise specified:

•	“NASDAQ OMX,” “we,” “us” and “our” refer to The NASDAQ OMX Group, Inc.

•	“Nasdaq” refers to The Nasdaq Stock Market, Inc., as that entity operated prior to the business combination with OMX.

•	“The NASDAQ Stock Market” refers to the registered national securities exchange operated by The NASDAQ Stock Market LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.nasdaqomx.com. Our website is not incorporated into or otherwise a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in Current Reports on Form 8-K furnished pursuant to items 2.02, 7.01, or 9, as the case may be of such form), after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2007;

•	those portions of our definitive Proxy Statement for the 2008 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K;

•

our Current Reports on Form 8-K filed on April 28, 2005, January 7, 2008, February 15, 2008, February 21, 2008, February 25, 2008, March 3, 2008, April 15, 2008, May 2, 2008, July 29, 2008, August 1, 2008 and October 23, 2008; and

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

(212) 401-8700

email: investor.relations@nasdaqomx.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future operating results or financial performance identify forward-looking statements. These include, among others, statements relating to:

•	2008 or 2009 outlook;

•	the scope, nature or impact of acquisitions, dispositions, investments or other transactional activities;

•	the integration of the businesses of our recently acquired businesses, including accounting decisions relating thereto;

•	the effective dates for and expected benefits of ongoing initiatives; and

•	the outcome of any litigation and/or government investigation to which we are a party and other contingencies.

Forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	our operating results may be lower than expected;

•

our ability to successfully integrate the businesses of our recently acquired businesses, including the fact that such integration may be more difficult, time consuming or costly than expected and our ability to realize synergies from business combinations and acquisitions;

•	loss of significant trading volume or listed companies;

•	covenants in our credit facilities, indentures and other agreements governing our indebtedness which may restrict the operation of our business;

•	economic, political and market conditions and fluctuations, including interest rate and foreign currency risk, inherent in U.S. and international operations;

•	government and industry regulation; and

•	adverse changes that may occur in the securities markets generally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and risk resulting from such uncertainty in connection with any forward-looking statements that we make. These risk factors are more fully described under the captions Part I. “Item 1A. Risk Factors” in our Annual Report on Form 10-K and Part II. “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Except as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year and our Quarterly Reports on Form 10-Q, as applicable, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

SUMMARY

The NASDAQ OMX Group, Inc. is a holding company created by the business combination of The Nasdaq Stock Market, Inc. and OMX AB (publ) which was completed on February 27, 2008. NASDAQ OMX operates, through its subsidiaries, The NASDAQ Stock Market, NASDAQ OMX PHLX, NASDAQ OMX BX and The NASDAQ Options Market in the United States, NASDAQ OMX Nordic in the Nordic-Baltic region and NASDAQ OMX Europe in Europe. NASDAQ OMX also operates certain other related businesses through other subsidiaries.

NASDAQ OMX is a leading global exchange group that, through its subsidiaries, provides securities listing, trading and data products and services and market technology solutions. NASDAQ OMX has operations around the world, spanning developed and emerging markets. Its global offerings include trading across multiple asset classes, capital formation solutions, financial services and exchanges technology, market data products, and financial indexes.

NASDAQ OMX’s revenue sources are diverse and include revenues from transaction services, market data products and services, broker services, listing fees, insurance products, shareholder, directors and newswire services, financial products and market technology. The NASDAQ Stock Market is the largest electronic equity securities market in terms of share value traded.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and preferred stock dividends for the periods listed below:

	Nine Months Ended September 30, 2008(2)(3)	Year Ended December 31, 2007(2)	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(1)	9.04	11.90	3.33	5.37	0.71	(1.73)

(1)	For purposes of this calculation, earnings are defined as pre-tax income from continuing operations before equity in earnings of 50%-or-less-owned companies and minority interests plus interest and related expenses. Fixed charges are the sum of interest and related expenses.

(2)	No shares of our preferred stock were outstanding during the year ended December 31, 2007 or during the nine months ended September 30, 2008 and no preferred stock dividends were paid during those periods.

(3)	The results of OMX have been included in this calculation since February 27, 2008. The results of the Philadelphia Stock Exchange have been included since July 24, 2008 and the results of the Boston Stock Exchange have been included since August 29, 2008.

USE OF PROCEEDS

Unless otherwise set forth in an applicable prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

Unless otherwise set forth in a prospectus supplement, we will not receive any of the proceeds from the sale of securities by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms and provisions relating to our capital stock. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our charter and by-laws, and provisions of Delaware law which define the rights of our stockholders. Our charter and by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capital

Our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.01 per share; and (ii) 30,000,000 shares of preferred stock, par value $0.01 per share. As of December 31, 2008, we had 202,188,144 shares of common stock issued and 201,896,700 shares outstanding and no shares of preferred stock issued or outstanding. As of December 31, 2008, there were approximately 1,149 record holders of our common stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders except that no person may exercise voting rights in respect of any shares in excess of 5% of the then outstanding shares of our Common Stock. At any meeting of our stockholders, a majority of the votes entitled to be cast will constitute a quorum for such meeting.

Under our charter, our Board of Directors may waive the application of the 5% voting limitation to persons other than brokers, dealers, their affiliates, and persons subject to statutory disqualification under Section 3(a)(39) of the Exchange Act, subject to approval by the SEC.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for them. In the event of our liquidation, dissolution, or winding-up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. We have not declared or paid cash dividends on our common stock. We currently do not intend to pay any cash dividends on our common stock. Rather, we currently plan to retain any future earnings for funding our growth. Future dividends, if any, will be determined by our board of directors.

Preferred Stock

Our Board of Directors may provide by resolution for the issuance of preferred stock, in one or more series, and to fix the powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund provisions, if any, and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

Certain Provisions of our Charter and By-Laws

Some provisions of our charter and by-laws, which provisions are summarized below, may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations

Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the shareholder in order to be timely must be received not earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by NASDAQ OMX. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received not earlier than 120 days prior to the meeting and later than the later of 90 days prior to the meeting and the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and our nominees was first made. In addition, the by-laws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Stockholder Action; Special Meeting of Stockholders

Our restated certificate of incorporation provides that stockholders are not entitled to act by written consent in lieu of a meeting. Delaware law vests the board of directors of a Delaware corporation with the authority to call special meetings of stockholders and permits us to authorize in our restated certificate of incorporation or by-laws other persons to also have such authority. Our restated certificate of incorporation and by-laws do not vest any other persons with such authority.

Amendments; Supermajority Vote Requirements

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our restated certificate of incorporation imposes super majority (66 2/3%) voting requirements in connection with stockholder amendments to the by-laws and in connection with the amendment of certain provisions of the restated certificate of incorporation, including those provisions of the restated certificate of incorporation relating to the limitations on voting rights of certain persons, the classified board of directors, removal of directors and prohibitions on stockholder action by written consent.

Authorized But Unissued Shares

The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Delaware law generally prohibits a publicly-held or widely-held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases, within three years, did own) directly or indirectly 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction that results in a financial benefit to the interested stockholder. However, Delaware law does not prohibit these business combinations if:

1.	before the stockholder becomes an interested stockholder the corporation’s board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

2.	after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding voting stock (excluding certain shares); or

3.	the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock that the interested stockholder does not own authorize the business combination at a meeting of stockholders.

Stockholders’ Agreements

On February 27, 2008, we entered into a stockholders’ agreement, which governs the shares of our common stock issued to Borse Dubai Limited and Borse Dubai Nasdaq Share Trust as partial consideration in the acquisition of OMX from Borse Dubai. For a description of these terms, please see our Form 8-K filed on March 3, 2008 which is incorporated herein by reference.

On April 22, 2005, we entered into an amended and restated securityholders agreement with the parties thereto which governs certain of our securities. For a description of these terms, please see our Form 8-K filed on April 28, 2005, which is incorporated herein by reference.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investors Services. Its address is 480 Washington Boulevard, 29th Floor, Jersey City, New Jersey 07310 and its telephone number is +1 888 305 3741.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “NDAQ.”

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or other units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling stockholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; and/or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Stock Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling stockholder may directly solicit offers to purchase the securities and we or a selling stockholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Washington, D.C. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The Nasdaq Stock Market, Inc. appearing in The Nasdaq Stock Market, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 (including schedules appearing therein), and the effectiveness of The Nasdaq Stock Market, Inc.’s internal control over financial reporting as of December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of OMX AB appearing in The NASDAQ OMX Group, Inc.’s amended Current Reports (Forms 8-K/A), dated May 2, 2008 and August 1, 2008 have been audited by PricewaterhouseCoopers AB, independent auditor, as set forth in its report thereon. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of the Philadelphia Stock Exchange, Inc. and Subsidiaries as of December 31, 2007 and 2006 and for the years then ended incorporated by reference to The NASDAQ OMX Group, Inc.’s amended Current Report (Form 8-K/A), dated August 1, 2008 in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in giving said report.

PROSPECTUS

January 29, 2009